Exhibit 31.1

CERTIFICATIONS

     I, James B. Wiegand, Chief Executive Officer, certify that:

1.   I have reviewed the report being filed on Form 10-K by Rosewind Corporation.

2.   Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the  statements made, in light of the circumstances under which such statements  were made, not misleading with respect to the period covered by the report;

3.   Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of Rosewind Corporation as of, and for, the periods presented in the report;

4.   I and the other certifying officer are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in Regulation 13a-14 of the Securities Exchange Act of 1934) for Rosewind Corporation and have:

     i.   Designed such disclosure controls and procedures to ensure that material information relating to Rosewind Corporation, including its consolidated subsidiaries, is made  known to us by others within those entities, particularly during the period in which the periodic reports are being prepared;

     ii.  Evaluated the effectiveness of Rosewind Corporation's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

     iii. Presented in the report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.   I and the other certifying officer have disclosed, based on our most recent evaluation, to the Rosewind Corporation auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

     i.   All significant deficiencies in the design or operation of internal controls which could adversely affect Rosewind Corporation's ability to record, process, summarize and report financial data and have identified Rosewind Corporation's auditors any material weaknesses in internal controls; and

     ii.  Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6.   I and the other certifying officer have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 29, 2011

By:	/s/ James B. Wiegand
James B. Wiegand President Chief Financial Officer